ESCROW AGREEMENT

         This ESCROW AGREEMENT, dated as of September 19, 1996 (the "Closing Date"), among INTEK DIVERSIFIED CORPORATION, a Delaware corporation ("Intek"), MIDLAND INTERNATIONAL CORPORATION, a Delaware corporation ("Midland"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as escrow agent ("Escrow Agent"). The Escrow Agent is the transfer agent for issuance of Common Stock. This Escrow Agreement shall also constitute written instruction by Intek to Escrow Agent as Intek's transfer agent.

         This is the Escrow Agreement referred to in Section 3.1(a)(2) of the Amended and Restated Sale of Assets and Trademark Agreement dated as of the date hereof (the "Amended Assets and Trademark Agreement") among Intek, Midland and Simmonds Capital Limited, an Ontario corporation which indirectly owns all of the capital stock of Midland.

         Pursuant to the terms of a certain Stock Purchase Agreement dated as of June 18, 1996, as amended by the Amendment No. 1 to Stock Purchase Agreement dated as of the date hereof, between Intek and Securicor Communications Limited, a corporation formed under the laws of England and Wales ("Securicor"), Intek agreed to acquire all of the outstanding capital stock, other than certain shares of preferred stock, of Securicor Radiocoms Limited, a corporation formed under the laws of England and Wales and a wholly owned subsidiary of Securicor, in exchange for 25,000,000 shares of Common Stock (the "Securicor Transaction"). It is currently contemplated that the Securicor Transaction will close in the fourth quarter of 1996. Intek, Simmonds and Midland acknowledge that if the Securicor Transaction closes, Intek will be able to obtain additional efficiencies and synergies in the operations of the combined businesses being acquired by Intek, and further that the early consummation of the transaction among Intek, Midland and Simmonds will be a material benefit to Intek, and that, therefore, if the Securicor Transaction does close the purchase price of the U.S. LMR Distribution Business (the "Purchase Price") should be increased by an amount of up to 2,350,000 shares of Common Stock, subject to certain downward adjustment to reflect Net Operating Losses (as defined in the Amended Assets and Trademark Agreement) incurred by Midland USA, a Delaware corporation and wholly owned subsidiary of Intek ("MUSA"), in its conduct of the U.S. LMR Distribution Business.

         Pursuant to the terms of the Amended Assets and Trademark Agreement, Midland agreed to sell to Intek, or to otherwise provide Intek the benefit of, certain Acquired Assets (as defined in the Amended Assets and Trademark Agreement) including that certain Agreement (the "Hitachi Supply
Agreement") dated May 12, 1994, between Midland and Hitachi
Denshi, Ltd., a Japanese corporation ("Hitachi"), whereby

Hitachi agreed to manufacture and sell to Midland certain mobile radios ("Hitachi Products") and granted Midland an exclusive right to sell Hitachi Products in a certain territory, as such Hitachi Supply Agreement related to the sale of Hitachi Products in the United States and its territories and possessions. The terms of the Hitachi Supply Agreement provide, among other things, that Hitachi may terminate the Hitachi Supply Agreement if Midland transfers "an important part of [Midland's] . . . stock, assets or business to a third party . . . ."  Pursuant to the terms of the Amended Assets and Trademark Agreement, if the Securicor Transaction is consummated but the Hitachi Supply Agreement is terminated under certain circumstances prior to May 31, 1997, the Purchase Price shall be subject to a reduction of up to 500,000 shares of Common Stock.

         The parties, intending to be legally bound, hereby agree as follows:


         1.  DEFINED TERMS.

                  (a) Defined terms used in the Amended Assets and Trademark Agreement and not expressly defined herein shall have the meanings set forth in the Amended Assets and Trademark Agreement.

                  (b) "Certified Court Order" shall mean a final non-appealable order of a court of competent jurisdiction accompanied by a legal opinion of counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that such court order is final and non-appealable. Escrow Agent shall upon receipt and without further investigation, act upon and comply with the terms of any Certified Court Order.

         2.  ESTABLISHMENT OF ESCROW.

                  (a) Intek hereby irrevocably instructs the Escrow Agent as Intek's transfer agent to issue to and deposit with Escrow Agent stock certificate(s) representing 2,350,000 shares of the common stock, par value $.01 per share, of Intek
(the "Initial Common Stock") pursuant to Section 3.1(a)(2) of the Amended Assets and Trademark Agreement (as increased from time to time by any and all stock splits, dividends and other distributions paid in respect of the Escrow Fund (as defined herein), including future stock dividends, and as reduced from time to time by any disbursements, or losses on investments, the "Common Stock") (the "Escrow Fund"). Such stock certificates are issued in the name of Escrow Agent and are accompanied by duly executed assignments, with signature(s) guaranteed, as shall be necessary to enable the Escrow Agent to deliver the Escrow Fund in whole or in part to Midland as provided in this Escrow Agreement. Escrow Agent acknowledges receipt thereof.

                  (b) Midland hereby agrees to deposit with Escrow Agent such other duly executed documents, as shall be necessary to enable Escrow Agent to return the Escrow Fund in whole or in part to Intek as provided in this Escrow
Agreement.

                  (c) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard, invest and disburse the Escrow
Fund pursuant to the terms and conditions hereof.

         3.  TITLE TO ESCROW FUND.

                  (a) Until the earlier of the date of the occurrence of a Price Adjustment Event (as defined in Section 5(a)) or the disbursement to Midland of all or part of the Escrow Fund as provided herein, Intek shall hold title thereto and shall retain beneficial ownership and voting control of the Escrow
Fund and neither Midland nor its assignees shall have the right to:

                           (i) sell, transfer, assign, mortgage, pledge, subject to any lien, charge or encumbrance, hypothecate or otherwise transfer any right, title or interest, or

                           (ii) exercise any voting or other consensual rights with respect to the Escrow Fund.

Prior to the occurrence of a Price Adjustment Event, Escrow Agent shall not vote the shares of Common Stock contained in the Escrow Fund except as expressly instructed by Intek; PROVIDED, HOWEVER, that with respect to the vote of Intek's Stockholders necessary to amend Intek's Certificate of Incorporation and approve the Stock Purchase Agreement and the transactions contemplated thereby as necessary to consummate the Securicor Transaction (the "Proposed Transactions"), Escrow Agent shall vote the shares of Common Stock contained in the Escrow Fund, and Intek shall conduct the count of the vote of stockholders in a two-tier voting process, as follows:

                           (x) Intek shall first count the vote of the Common Stock held and actually voted at the Stockholders' Meeting by the stockholders of Intek who are not parties to the Voting Agreement (the "Independent Stockholders"); and

                           (y) Intek will then notify the Escrow Agent of the results of such votes by the

                                    Independent Stockholders for, or against, such Proposed Transactions. The Escrow Agent will cast the votes of the Common Stock in the Escrow Fund for and against the Proposed Transactions in proportion to the votes of such Independent
                                    Stockholders. For illustration purposes only: Should the Independent Stockholders vote 55% in favor of and 45% against the Proposed Transactions, the Escrow Agent will cast 55% of the votes of the Escrow Fund in favor of and 45% of the votes of the Escrow Fund against the Proposed Transactions. Absent such notification, Escrow Agent will not vote the Escrow Fund.

                  (b) Upon the occurrence of a Price Adjustment Event, Intek shall assign and transfer to Midland, and Midland shall be vested with, title in, and voting control of, the Escrow Fund, free and clear of all liens and encumbrances, other than those that arise through Midland, and Midland will thereafter have:

                           (i) the right to receive and retain any and all dividends and other nonstock distributions paid in respect of the Escrow Fund in the name of and for the benefit of Midland or its assigns, and

                           (ii) the exclusive right to exercise any voting or other consensual rights with respect to shares of Common Stock remaining in the Escrow Fund from time to time.

Escrow Agent, upon such assignment, will execute and deliver such stock powers and assignments as shall be necessary to convey title to the Escrow Fund to MIC and Intek will duly endorse and deliver to the Escrow Agent stock certificates in the name of MIC and evidencing all of the Common Stock in the Escrow Fund.

         4. INVESTMENT OF ESCROW FUND. The Escrow Agent shall not sell, encumber or otherwise dispose of the Common Stock held as a part of the Escrow Fund, other than a distribution of the Escrow Fund as provided herein, except that the Escrow Agent shall,

                  (a) upon the joint written direction of Midland and Intek, if a Price Adjustment Event has not occurred; or

                  (b) upon the written direction of Midland if a Price Adjustment Event has occurred,

effect a sale or other disposition of Common Stock in a transaction involving (i) the receipt by the shareholders of Intek of cash in any merger or reorganization in exchange or partly in exchange for shares of common stock of Intek; (ii) the sale of all or substantially all of the assets of Intek for cash and the distribution to shareholders of Intek of the proceeds of such sale as a liquidating distribution; or (iii) a cash tender offer for all or a part of the shares of common stock of Intek. In the event of any receipt of cash by the Escrow Agent as a result of any of such transactions, such cash shall be invested by the Escrow Agent, from time to time, to the extent possible, in United States Treasury bills having a remaining maturity of 90 days or less and resale obligations secured by such United States Treasury Bills or in money market mutual funds invested solely in such United States Treasury Bills, with any remainder being deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the Escrow Fund pursuant to the terms and conditions set forth herein. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

         5. PURPOSE OF ESCROW. The purpose of the Escrow Fund is:

                  (a) to set aside 2,350,000 shares of Common Stock of the Purchase Price to provide a mechanism for an upward adjustment to the Purchase Price (as defined in the Amended
Assets and Trademark Agreement) of up to 2,350,000 shares of Common Stock if one of the following events occur (each a "Price Adjustment Event"):

                           (i)      the closing of the Securicor Transaction;
                                    or

                           (ii) Securicor and Intek, or their respective affiliates, enter into one or more transactions within six months of the termination of the Securicor Agreement which transaction(s) collectively convey(s) majority control of Intek to Securicor and/or Securicor's Affiliates (collectively) upon the closing of such transaction(s);

and

                  (b) if a Price Adjustment Event occurs, to set aside 500,000 shares of the Escrow Fund (the "Hitachi Portion of the Escrow Fund"), after conveyance to Midland of title to the Escrow Fund, to provide a mechanism for indemnifying Intek against any actual out-of-pocket loss, cost, liability or expense incurred by Intek ("Losses") resulting from the termination by Hitachi of the Hitachi Supply Agreement without the consent of Intek prior to May 12, 1997 (an
"Hitachi Related Indemnity Event"); PROVIDED, HOWEVER, that for purposes of this Agreement an Hitachi Related Indemnity
Event shall not be deemed to have occurred and Intek shall not be entitled to any portion of the Hitachi Escrow Fund, if (i) Intek takes an action which results in termination of the Hitachi Supply Agreement (excluding the transactions contemplated by the Amended Assets and Trademark Agreement); PROVIDED, HOWEVER, that, for the purposes of the foregoing, Intek shall not be deemed to have taken any such action if Intek fails to satisfy any minimum purchase requirements under the Hitachi Supply Agreement or continues to purchase 220 MHz products from Securicor or (ii) Hitachi's action to terminate the Hitachi Supply Agreement notwithstanding, Hitachi continues to be willing to sell Hitachi Products to Intek after May 12, 1997, upon substantially the terms set forth in the Hitachi Supply Agreement or on such other terms as are agreed to by Intek or (iii) Intek has not ordered any Hitachi Products pursuant to the Hitachi Supply Agreement during the sixty (60) days immediately preceding Hitachi's termination of the Hitachi Supply Agreement.

         6. INITIAL RELEASE OF ESCROW FUNDS. Upon Escrow Agent's receipt of either joint written directions by Midland and Intek certifying as to the occurrence of a Price Adjustment
Event, or a Certified Court Order determining that a Price Adjustment Event has occurred and directing the Escrow Agent to disburse all or a portion of the Escrow Fund accordingly, accompanied by a legal opinion of counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that such court order is final and non-appealable, the Escrow Agent will release, or allocate, without further investigation, all of the Escrow Fund, as follows:

                  (a) Such number of shares of Common Stock as shall be equal to the purchase price adjustment for Net Operating
Losses, as determined pursuant to Section 3.1(b)(2)(B) of the Amended Asset and Trademark Agreement, but in any event not more than 155,000 shares of Common Stock (the "Net Operating
Loss Shares"), shall be returned by the Escrow Agent to Intek and the Escrow Agent shall promptly thereafter deliver to Intek a certificate or certificates evidencing all such shares of Common Stock; and

                  (b) the Hitachi Portion of the Escrow Fund shall be set aside by the Escrow Agent to indemnify Intek pursuant to paragraph 7 of this Agreement, although title to and voting rights arising from such shares of Common Stock shall immediately vest with Midland; PROVIDED, HOWEVER, that neither
Midland nor its assignees shall have the right to sell, transfer, assign, mortgage, pledge, subject to any lien, charge or encumbrance, hypothecate or otherwise transfer any right, title or interest in the Hitachi Portion of the Escrow
Fund; and

                  (c) the balance of Escrow Fund, other than the Hitachi Portion of the Escrow Fund and the Net Operating Loss Shares, will be conveyed to Midland and the Escrow Agent shall promptly thereafter deliver to Midland (i) a certificate or certificates evidencing all such shares of Common Stock and
(ii) all other assets that are part of the Escrow Fund.

         7.  PAYMENT OF CLAIMS AGAINST THE HITACHI PORTION OF THE
ESCROW FUND.

                  (a) INDEMNITY CLAIM. Within thirty (30) days after the occurrence of an Hitachi Related Indemnity Event, but in any event prior to the Hitachi Escrow Termination Date (as hereinafter defined), Intek shall give notice (the "Indemnity
Notice") to Midland and Escrow Agent specifying in reasonable detail the occurrence of such Hitachi Related Indemnity Event and the nature and dollar amount of Losses incurred by Intek resulting from the occurrence of such Hitachi Related
Indemnity Event (a "Claim"); PROVIDED, HOWEVER, that Intek shall not be entitled to reimbursement or indemnity for Claims hereunder except to the extent that such Claims, in the aggregate:

                           (i)      exceed $50,000; and

                           (ii) are less than or equal to the Hitachi Portion of the Escrow Fund (after deducting all amounts expended or disbursed by Escrow Agent pursuant to the terms of this Escrow Agreement with respect to the Hitachi Portion of the Escrow Fund).

Escrow Agent shall not independently inquire into or consider the merits of any Claim but shall be entitled to rely upon and shall perform its duties hereunder in strict accordance with the provisions of this Escrow Agreement.

                  (b) SATISFACTION OF DISPUTED INDEMNITY CLAIM. If Midland gives notice (a "Counter Notice") to Intek and Escrow
Agent disputing a Claim which Counter Notice shall specify in reasonable detail the reason for the dispute and the dollar amount in dispute (each a "Disputed Claim") within thirty (30) days following receipt by Escrow Agent of the Indemnity Notice asserting such Claim (the "Counter Notice Period"), Escrow
Agent shall not make any payment to Intek with respect to any such Disputed Claim except upon Escrow Agent's receipt of, and then only in accordance with the terms of, (i) a joint written instruction of Intek and Midland instructing Escrow Agent to disburse or retain all or a portion of the Escrow Fund in resolution of such Disputed Claims, or (ii) a Certified Court
Order directing the Escrow Agent to disburse or retain a portion of the Escrow Fund in satisfaction of such Disputed
Claims and accompanied by a legal opinion of counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that such court order is final and non-appealable.
Escrow Agent shall upon receipt and without further investigation, act upon and comply with the terms of any such joint written instruction or Certified Court Order.

                  (c) SATISFACTION OF AN UNDISPUTED CLAIM. If the Escrow Agent does not receive a Counter Notice with respect to a Claim before expiration of the Counter Notice Period (an "Undisputed Claim"), the amount of such Undisputed Claim shall be deemed to be the amount set forth in the Indemnity Notice asserting such Undisputed Claim and its shall be satisfied in the manner set forth in Section 7(d) of this Escrow Agreement.

                  (d) PAYMENT OF CLAIMS. The Escrow Agent shall make any payment to Intek required pursuant to Section 7(b) or
Section 7(c) of this Agreement by withdrawing from the Hitachi
Portion of the Escrow Fund and transferring to Intek, first, a number of shares from the Hitachi Portion of the Escrow Fund determined by dividing the amount of the Claim by the average of then applicable Average Share Price. For purposes of this Agreement, "Average Share Price" shall mean the average of the last reported sale price of Common Stock on the NASDAQ System for the ten (10) trading days immediately preceding, as applicable, (i) the end of the Counter Notice Period (counting the last day of such Counter Notice Period) with respect to any Undisputed Claim, or (ii) the date upon which Escrow Agent receives written joint written instructions from Midland and Intek or a Certified Court Order, with respect to any Disputed
Claim. If such transfer of shares from the Hitachi Portion of the Escrow Fund is insufficient to satisfy such Claim, then, to the extent that there are cash or other proceeds remaining in the Escrow Account which are derived from or identified to the Hitachi Portion of the Escrow Fund, Escrow Agent shall liquidate such balance and apply it to satisfy the unpaid amount of such Claim remaining after application of Hitachi
Portion of the Escrow Fund thereto.

         8. TERMINATION OF ESCROW. This Escrow Agreement shall terminate as to all or a portion of the Escrow Fund as follows:

                  (a) TERMINATION OF ESCROW WITHOUT PRICE ADJUSTMENT EVENT. If a Price Adjustment Event has not occurred within Six (6) months and one (1) day following the termination of the Securicor Agreement in accordance within its terms, this Escrow Agreement shall terminate with respect to all of the Escrow Fund (a "Full Termination"). Upon Escrow Agent's receipt of either joint certification by Midland and Intek certifying as to the Full Termination of this Escrow
Agreement; or a Certified Court Order certifying as to the Full Termination of this Escrow Agreement and directing the Escrow Agent to disburse the Escrow Fund accordingly, accompanied by a legal opinion of counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that such court order is final and non-appealable, the Escrow Agent will release all of the Escrow Fund to Intek and the Escrow
Agent shall promptly thereafter deliver to Intek a certificate or certificates evidencing all such shares of Common Stock.

                  (b) PARTIAL TERMINATION UPON DISBURSEMENT FOR PRICE ADJUSTMENT EVENT. This Escrow Agreement shall terminate with respect to the Escrow Fund, other than the Hitachi Portion of the Escrow Fund, upon the disbursement by the Escrow Agent of all of the Escrow Fund other than the Hitachi Portion of the Escrow Fund pursuant to Section 6 of this Escrow Agreement.

                  (c) TERMINATION WITH RESPECT TO HITACHI PORTION OF THE ESCROW FUND. This Escrow Agreement shall terminate with respect to the Hitachi Portion of the Escrow Fund on the earlier of (the "Hitachi Escrow Termination Date"):

                           (i) Any transaction after the occurrence of a Price Adjustment Event resulting in Securicor holding less 51% of the voting securities of Intek;

                           (ii) Disbursement by the Escrow Agent of the Hitachi Portion of the Escrow Fund pursuant to the Section 7 of this Escrow Agreement; and

                           (iii) May 31, 1997;

except that this Escrow Agreement shall thereafter continue in effect with respect to the Hitachi Portion of the Escrow Fund with respect, and then only to the extent of, any amounts reserved against Claims pending as of the Hitachi Escrow Termination Date. Intek shall notify Escrow Agent in writing of the occurrence of the events described in sections 8(b) or

8(c) above within five business days after consummation of such events. On the Hitachi Escrow Termination Date, Escrow Agent shall pay and distribute the then remaining balance of the Hitachi Portion of the Escrow Fund to Midland; except that Escrow Agent shall retain an amount equal to the aggregate dollar amount of any Claims asserted by Intek in a Claim Notice which are then pending until such Claims have been resolved pursuant to Section 7(b) of this Agreement, and will immediately after the resolution of such Claims distribute to Midland the balance of such reserves which are not applied to satisfy such Claims.

         9.  DUTIES OF ESCROW AGENT.

                  (a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                  (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow
Fund, or any loss of interest incident to any such delays.

                  (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow
Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct

Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

                  (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

                  (e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United
States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 9(e) and Section 9(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

                  (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                  (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor
(including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow
Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

                  (i) Intek shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow
Agent hereunder in the amount of $500.00 at the time of execution of this Agreement and agrees to reimburse Escrow
Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

                  (j) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

                  (k)  The other parties hereto authorize Escrow
Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book
Entry System.

         10. LIMITED RESPONSIBILITY. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

         11. OWNERSHIP FOR TAX PURPOSES. For purposes of federal and other taxes based on income, the owner of the Escrow Fund, and the party to report all income, if any, that is earned on, or derived from, the Escrow Fund as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto will be the party holding title to the Escrow Fund during such period during the term of this Agreement.

         12. NOTICES. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Midland:                   c/o Simmonds Capital Limited
                                    5255 Yonge Street, Suite 1050
                                    Willowdale, Ontario, Canada, M2N 6P4
                                    Attention:  David O'Kell
                                    Facsimile No.: 416-221-3800

   with a copy to:                  Jones, Day Reavis & Pogue
                                    901 Lakeside Avenue
                                    Cleveland, Ohio  44114
                                    Attention:  Mary Lynn Durham, Esq.
                                    Facsimile No.: 216-579-0212

         Intek:                     970 West 190th Street, Suite 720
                                    Torrance, California  90502
                                    Attention:  David Neibert
                                    Facsimile No.: 310-366-7712

   with copies to:                  Securicor Communications Limited
                                    Sutton Park House
                                    15 Carshalton Road
                                    Sutton, Surrey, SM1 4LD  England
                                    Attention:  Dr. Ed Hough
                                    Facsimile No.:  011-44-181-661-0205

                                    Weil, Gotshal & Manges LLP
                                    767 Park Avenue
                                    New York, NY  10153
                                    Attention:  Howard Chatzinoff, Esq.
                                    Facsimile No.:  212-310-8007

                                    Kohrman Jackson & Krantz P.L.L.
                                    One Cleveland Center, 20th Floor
                                    Cleveland, Ohio  44114
                                    Attention:  Steven L. Wasserman, Esq.
                                    Facsimile No.: 216-621-6536

      Escrow Agent:                 American Stock Transfer & Trust Company
                                    6201 Fifteenth Street
                                    Brooklyn, NY  11219
                                    Attention:  Executive Vice President
                                    Facsimile No.  718-331-1852

   with a copy to:                  Herbert Lemer, Esq.
                                    American Stock Transfer & Trust Company
                                    6201 Fifteenth Street
                                    Brooklyn, NY  11219
                                    Facsimile No.:  718-921-8331

         13. JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of

Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

         15. SECTION HEADINGS. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

         16. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         17. EXCLUSIVE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Intek, Midland and the Escrow Agent.

         18. EXCLUSIVE REMEDY. Notwithstanding anything to the contrary contained herein, in the Amended Assets and Trademark
Agreement or otherwise:

                  (a) Intek's rights to receive the shares of Common Stock identified to the Hitachi Escrow Fund hereunder shall constitute Intek's sole and exclusive remedy for any Losses or other injury incurred by Intek resulting if Midland is unable to assign the Hitachi Supply Agreement to Intek or to otherwise provide Intek with the benefit of the Hitachi Supply
Agreement as required pursuant to the Amended Assets and Trademark Agreement; and

                  (b) Intek right to receive the shares of Common Stock identified to the Price Adjustment Escrow Fund hereunder shall constitute Intek's sole and exclusive remedy for payment in the event of an adjustment to the Purchase Price pursuant to the terms of the Amended Assets and Trademark Agreement.

         19. ASSIGNMENT. This Escrow Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.

         20. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof.

                       [Signatures commence on next page.]

                      [Signature Page for Escrow Agreement]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

INTEK DIVERSIFIED CORPORATION    MIDLAND INTERNATIONAL
                                 CORPORATION


By: /s/ Steven L. Wasserman      By: /s/ David O'Kell
Name:   Steven L. Wasserman      Name:   David O'Kell
Title:  Secretary                Title:  Executive Vice President

AMERICAN STOCK TRANSFER
& TRUST COMPANY


By: /s/ Herbert J. Lemmer
Name:   Herbert J. Lemmer
Title:  Vice President